EXHIBIT 4.7



No. A-1 Principal Amount at maturity $77,000,000, as revised by the Schedule of Increases and Decreases in Global
                                                        Security attached hereto


                                                             CUSIP NO. 62872WAF1
                                                              ISIN: US62872WAF14

                       11% Senior Discount Notes due 2013

               NBC Acquisition Corp., a Delaware corporation, promises to pay to CEDE & Co., or registered assigns, the principal sum of Seventy Seven Million Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on March 15, 2013.

               Interest Payment Dates: March 15 and September 15.

               Record Dates: March 1 and September 1.

               Additional provisions of this Security are set forth on the other side of this Security.

                                            NBC ACQUISITION CORP.


                                            By:
                                               ---------------------------------


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

BNY MIDWEST TRUST COMPANY,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
   ---------------------------------
    Authorized Signatory                               Date:

                              (Reverse of Security)

                        11% Senior Discount Note due 2013

1.   Interest

               NBC Acquisition Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount at maturity of this Security as described below.

               The Senior Discount Notes due 2013 (the "Securities") will accrete in value until March 15, 2008 at a rate of 11% per annum, compounded semi-annually as provided in the definition of "Accreted Value" in the Indenture such that the Accreted Value will equal the principal amount at maturity on March 15, 2008. Cash interest will not accrue on the Securities prior to March 15, 2008. Cash, interest will accrue on the Securities at the rate of 11% per annum from March 15, 2008 or from the most recent date to which interest has been paid and accrued interest will be payable semi-annually in cash and in arrears to the Holders of record on each March 1 and September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

               By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

               Initially, BNY Midwest Trust Company, an Illinois trust company (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

               The Company issued the Securities under an Indenture dated as of March 4, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

               The Securities are general unsecured senior obligations of the Company. This is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities issued on the Issue Date, any Additional Securities issued in accordance with Section 2.16 of the Indenture and the Exchange Securities. The Initial Securities, Additional Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things: the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the Incurrence of Liens by the Company or its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the business activities and investments of the Company and its Restricted Subsidiaries, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.   Optional Redemption

               Except as set forth below, the Securities will not be redeemable at the option of the Company prior to March 15, 2008. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed as a percentage of principal amount at maturity thereof), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

               If redeemed during the 12-month period commencing on March 15 of the years set forth below:

               PERIOD                          REDEMPTION PRICE
               ------                          ----------------
               2008...........................        105.500%
               2009...........................        102.750%
               2010 and thereafter............        100.000%

               In addition, at any time and from time to time prior to March 15, 2007, the Company may redeem in the aggregate up to 40% of the original principal amount at maturity of the Securities with the net proceeds of one or more Equity Offerings at a redemption price of 111% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 60% of the original principal amount at maturity of the Securities must remain outstanding after each such redemption and the redemption occurs within 90 days after the closing of such Equity Offering.

               If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business, on such record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

               In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount at maturity or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount at maturity thereof to be redeemed. A new Security in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security.

               In addition, at any time prior to March 15, 2007, within 90 days following the occurrence of a Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 111% of the Accreted Value plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment). Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 60 days following the occurrence of a Change of Control, which notice shall state the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed).

6.   Repurchase Provisions

               (a) Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part (equal to $1,000 of the principal amount at maturity or an integral multiple thereof) of the Securities of such Holder at a purchase price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

               (b) If the Company or a Restricted Subsidiary consummates an Asset Disposition permitted by the Indenture, when the aggregate amount of Offer Proceeds equals or exceeds $5.0 million, the Company shall make an Offer for all outstanding Securities pro rata up to a maximum principal amount at maturity (expressed as a multiple of $1,000 of principal amount at maturity) of Securities equal to such Offer Proceeds, at a purchase price in cash equal to, prior to March 15, 2008, 100% of the Accreted Value thereof of the Securities, plus accrued and unpaid interest to the date of purchase, and at a purchase price in cash in an amount equal to, on and after March 15, 2008, 100% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in each case, in accordance with the procedures set forth in Section 3.7 of the Indenture.

7.   Denominations; Transfer; Exchange

               The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 of principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.   Persons Deemed Owners

               The registered holder of this Security will be treated as the owner of it for all purposes.

9.   Unclaimed Money

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.  Defeasance

               Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.  Amendment, Waiver

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants, or surrender rights and powers conferred on the Company and the Subsidiary Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.  Defaults and Remedies

               Under the Indenture, Events of Default include (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations under Article IV of the Indenture, (iv) failure by the Company or any Subsidiary Guarantor to comply for 30 days after notice with any of its obligations under the covenants described under Section 3.9 of the Indenture or under other covenants specified in the Indenture (in each case, other than a failure to purchase Securities which shall constitute an Event of Default under clause (ii) above and other than a failure to comply with Section 3.9 which is covered by clause (iii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $15.0 million is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the holders of more than 25% in principal amount at maturity of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

               If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vii) above), the Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Securities may declare the Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.  Trustee Dealings with the Company

               Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

               An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication

               This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.  Abbreviations

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.  CUSIP Numbers

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  Governing Law

               This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                      The Company will furnish to any Securityholder upon
               request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                             Nebraska Book Company, Inc.
                             4700 South 19th Street
                             Lincoln, NE 68501

                             Attention of:  Treasurer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

                             ------------------------------
              (Print or type assignee's name, address and zip code)

                         ------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:               Your Signature
      -------------                  -------------------------------------------

Signature Guarantee:
                       ---------------------------------------------------------
                          (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:


                                                                   Signature of
Date of    Amount of         Amount of         Principal Amount    authorized
increase/  decrease in       increase in       of this Global      signatory of
decrease   Principal Amount  Principal Amount  Security following  Trustee or
           of this Global    of this Global    such decrease or    Securities
           Security          Security          increase            Custodian
---------  ----------------  ----------------  ------------------  ------------

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, check the box:

                      [ ]    [ ]

                      3.7    3.9

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:                Your Signature
       -------------                 -------------------------------------------
                     (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:
                      ----------------------------------------------------------
                        (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.